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                                                                Exhibit 23(e)(v)

                          LADENBURG THALMANN & CO. INC.
                               590 MADISON AVENUE
                                   34th FLOOR
                               NEW YORK, NY 10022
                                  800-523-8425

                               DEALER'S AGREEMENT

     Ladenburg Thalmann & Co. Inc. ("Underwriter") invites you, as a selected dealer, to participate as principal in the distribution of shares (the "Shares") of Boyar Value Fund, Inc. (the "Fund"), of which it is the exclusive underwriter. Underwriter agrees to sell to you, subject to any limitations imposed by the Fund, Shares issued by the Fund and to promptly confirm each sale to you. All sales will be made according to the following terms:


     1. All offerings and sales of any of the Shares by you must be made at the public offering price and on the conditions of offering set forth in the then current Prospectus of the Fund and to the terms and conditions herein set forth, and you agree to comply with all requirements applicable to you of all applicable laws, including federal and state securities laws, the rules and regulations of the Securities and Exchange Commission, and the Conduct Rules of the National Association of Securities Dealers, Inc. (the "NASD"), including Section 2400 of the Conduct Rules of the NASD. You will not offer the Shares for sale in any state or other jurisdiction where they are not qualified for sale under the Blue Sky Laws and regulations of such state or jurisdiction where you are not qualified to act as a dealer. Upon application to Underwriter, Underwriter will inform you as to the states or other jurisdictions in which Underwriter believes the Shares may legally be sold.

     2. Sales of Shares by you to the public shall earn a commission amounting to a percentage of the applicable public offering price and which varies with the size and nature of each such purchase. The terms and conditions affecting the applicable public offering prices, including features such as rights of accumulation, letters of intention and net asset value purchases, are described in the current Prospectus. The schedule of commissions generally payable with respect to sales of Shares are stated below. Commission checks for less than $10 will not be issued.

          The Underwriter may, from time to time, offer additional commissions or bonuses on sales of Shares made by you or your representatives without otherwise revising this Agreement. Any such additional commissions or bonuses shall take effect in accordance with the terms and conditions contained in written notification to you. If for any reason a purchase transaction is reversed, you shall not be entitled to receive or retain any part of any commission or bonus on such purchase and shall pay to Underwriter on demand in full the amount of such commission or bonus received by you in connection with such purchase. Underwriter may withhold and retain from the amount of any commission or bonus due you a sum sufficient to discharge any amount due and payable by you to Underwriter.

     3. With Respect to all Class A share accounts for which you are designated as Dealer of Record, you will receive a service fee, payable quarterly, at the annual rate of .25% of the average balance of all such accounts during such quarter. With Respect to all Class C share accounts (when available) for which you are designated as Dealer of Record, you will receive a service fee, payable quarterly, at the annual rate of 1.00% of the average balance of all such accounts during such quarter, starting after one year. With Respect to all Class F share accounts for which you are designated as Dealer of Record; there will be no service fee. You hereby authorize Underwriter to act as your agent in connection with all transactions in open accounts in which you are designated as Dealer of Record. All designations as Dealer of Record, and all authorizations of Underwriter to act as your Agent pursuant thereto, shall cease upon the termination of this Agreement or upon the investor's instructions to transfer his open account to another Dealer of Record.

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     4.   Service fees will be paid to you at the address of your principal office, as indicated below in your acceptance of this Agreement.

     5. Underwriter reserves the right to cancel this Agreement at any time without notice if any Shares shall be offered for sale by you at less than the then current public offering price determined by, or for, the Fund.

     6. All orders are subject to acceptance or rejection by Underwriter in its sole discretion. The Underwriter reserves the right, in its discretion, without notice, to suspend sales or withdraw the offering of Shares entirely.

     7. Payment of the amount due for Shares sold by you shall be made to the Fund and shall be received by its Transfer Agent within three (3) business days after the acceptance of your order or such shorter time as may be required by law. With respect to all Shares ordered by you for which payment has not been received, you hereby assign and pledge to Underwriter all of your right, title and interest in such Shares to secure payment therefor. You appoint Underwriter as your agent to execute and deliver all documents necessary to effectuate any of the transactions described in this paragraph. If such payment is not received within the required time period, Underwriter reserves the right, without notice, and at its option, forthwith (a) to cancel the sale, (b) to sell the Shares ordered by you back to the Fund, or (c) to assign your payment obligation, accompanied by all pledged Shares, to any person. You agree that Underwriter may hold you responsible for any loss, including loss of profit, suffered by the Fund, its Transfer Agent or Underwriter, resulting from your failure to make payment within the required time period.

     8. As Dealer of Record, you are responsible for assessing breakpoint availability and disclosing any availability to your customers.

     9. No person is authorized to make any representations concerning shares of the Fund except those contained in the current applicable Prospectus and Statement of Additional Information and in sales literature issued and furnished by Underwriter and in supplements to such Prospectus. Underwriter will furnish additional copies of the current Prospectus and Statement of Additional Information and such sales literature and other releases and information issued by Underwriter in reasonable quantities upon request.

     10. Under this Agreement, you act as principal and are not employed by Underwriter as broker, agent or employee. You are not authorized to act for Underwriter or to make any representation on its behalf; and in purchasing or selling shares hereunder, you rely only upon the current Prospectus and Statement of Additional Information furnished to you by Underwriter from time to time and upon such written representations as may hereafter by made by Underwriter to you over its signature.

     11. You appoint the transfer agent for the Fund as your agent to execute the purchase transactions of Shares in accordance with the terms and provisions of any account, program, plan or service established or used by your customers and to confirm such purchase to your customers on your behalf, and you guarantee the legal capacity of your customers purchasing such Shares and any co-owners of such Shares.

     12. You will (a) maintain all records required by law relating to transactions in the Shares, and upon the request of Underwriter, or the request of the Fund, promptly make such records available to Underwriter or to the Fund as are requested, and (b) promptly notify Underwriter if you experience any difficulty in maintaining the records required in the foregoing clause in an accurate and complete manner. In addition, you will establish appropriate procedures and reporting forms and schedules, approved by Underwriter and by the Fund, to enable the parties hereto and the Fund to identify all accounts opened and maintained by your customers.

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     13.  Each party hereto represents that it is presently, and, at all times during the term of this Agreement, will be, a member in good standing with the NASD and agrees to abide by all its Conduct Rules including, but not limited to, the following provisions:

               (a) You shall not withhold placing customers' orders for any Shares so as to profit yourself as a result of such withholding. You shall not purchase any Shares from Underwriter other than for investment, except for the purpose of covering purchase orders already received.
               (b) All conditional orders received by Underwriter must be at a specified definite price.
               (c) Neither Underwriter, as exclusive underwriter for the Fund, nor you as principal, shall purchase any Shares from a record holder at a price lower than the public offering price based on the net asset value then quoted by, or for, the Fund. Nothing in this sub-paragraph shall prevent you from selling Shares for the account of a record holder to Underwriter or the Fund at the net asset value currently quoted by, or for, the Fund and charging the investor a fair commission for handling the transaction.
               (d) You warrant on behalf of yourself and your registered representatives and employees that any purchase of Shares pursuant to the terms of the Prospectus of the Fund is for investment purposes only and not for purposes of resale. Shares so purchased may be resold only to the Fund.

     14. Each party (as the "Indemnifying Party") shall indemnify, defend and hold harmless the other (including such party's parents, subsidiaries and affiliates and their respective directors, officers, employees, agents, stockholders, successors, assigns, subcontractors and sub-licensees, collectively the "indemnified Party" from and against all claims, actions, demands, suits, judgments, losses, expenses, damages, and costs, including reasonable attorney's fees and settlement expenses that may arise in connection with or related to the Indemnifying Party's breach of this Agreement (including breach of any of its representations and warranties hereunder). Indemnification is contingent upon the Indemnifying Party (i) being notified promptly of such claim, suit or proceeding in writing by the Indemnified Party and (ii) having the right to control the defense or settlement of any such claim. The Indemnified Party shall have the right to participate in the defense at its own expense.

     15. This Agreement will automatically terminate in the event of its assignment. Either party hereto may cancel this Agreement without penalty upon ten days' written notice. This Agreement may also be terminated at any time without penalty by the vote of a majority of the members of the Board of Directors of the Fund who are not "interested persons" (as such term is defined in the Investment Company Act of 1940) and who have no direct or indirect financial interest in the Fund's Distribution Expense Plan pursuant to Rule 12b-1 under the Investment Company Act of 1940 or any agreement relating to such Plan, including this Agreement, or by a vote of a majority of the outstanding voting securities of the Fund on ten days' written notice.

     16. All communications to Underwriter should be sent to Claymore Securities, Inc., 2455 Corporate West Drive, Lisle, IL 60532, Attn:
          Mutual Fund Coordinator or at such other address as Underwriter may designate in writing. Any notice to you shall be duly given if mailed or telegraphed to you at the address of your principal office, as indicated below in your acceptance of this agreement.

     17. This Agreement supersedes any other agreement with you relating to the offer and sale of the shares, and relating to any other matter discussed herein.

     18. This Agreement shall be binding (i) upon placing your first order with Underwriter for the purchase of Shares, or (ii) upon receipt by Underwriter in Lisle, Illinois of a counterpart of this Agreement duly accepted and signed by you, whichever shall occur first. This Agreement shall be construed in accordance with the substantive laws of the State of Illinois without regard to its conflict of law provisions. Any dispute arising out of this Agreement shall be settled by binding

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          arbitration administered by NASD Dispute Resolution in accordance with the rules of said organization. A judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction.

     19.  ANTI-MONEY LAUNDERING COMPLIANCE PROVISION

          The parties acknowledge that they are financial institutions subject to the USA Patriot Act of 2001 and the Bank Secrecy Act (collectively, the "AML Acts"), which require among other things, that financial institutions adopt compliance programs to guard against money laundering. The parties further acknowledge that they are in compliance and will continue to comply with the AML Acts and applicable anti-money laundering rules of self regulatory organizations, including Rule 3011 of the NASD, in all relevant respects.

     20.  GLB PRIVACY PROVISION:

          The purpose and intent of this provision is to comply with Regulation S-P as adopted and codified at 17 CFR pt. 248 ("Regulation S-P") as it applies to the business relationship between the parties.

          The parties understand that they may have provided, and may in the future provide, to each other information about customers including, but not limited to, nonpublic information ("Customer Information") for the purpose of carrying out their business relationship.

          Pursuant to Regulation S-P, the parties shall not disclose Customer Information to any other person or entity or use any Customer Information other than to carry out the purpose for which the Customer Information was provided, including any used under an exception set forth in section 248.14 and/or 248.15 of Regulation S-P, in the ordinary course of business.

          The parties specifically agree to:

          (a) Limit access to Customer Information which is provided pursuant to the parties' business relationship to those employees who have a need to know such Customer Information in order to carry out the purpose of the parties' business relationship, except as allowed under an exception to Regulation S-P;
          (b) Safeguard and maintain the confidentiality and security of Customer Information, which is provided pursuant to the parties' business relationship; and
          (c) Use Customer Information obtained pursuant to the parties' business relationship only to carry out the purposes for which the Customer Information was provided, except as allowed under an exception to Regulation S-P.

     21. The undersigned, executing this Agreement on behalf of Dealer, hereby warrants and represents that he is duly authorized to so execute this Agreement on behalf of Dealer.

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     If the foregoing is in accordance with your understanding of our agreement, please sign and return all copies of this Agreement to the Underwriter.

ACCEPTED BY DEALER

BY:
   -----------------------------
   AUTHORIZED SIGNATURE                     LADENBURG THALMANN & INC.

                                            BY:
--------------------------------               ---------------------------------
TYPE OR PRINT NAME, POSITION

--------------------------------            ------------------------------------
DEALER NAME                                 DATE

--------------------------------
ADDRESS

--------------------------------
ADDRESS

--------------------------------
PHONE

--------------------------------
DATE

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                                                                     August 2004

A SHARES

                                                                        DEALER
                                          SALES LOAD AS % OF         REALLOWANCE
                                         PUBLIC          NET           AS % OF
                                        OFFERING        AMOUNT          PUBLIC
AMOUNT OF INVESTMENT                     PRICE         INVESTED     OFFERING PRICE
--------------------                  -----------    -----------    --------------
Less than $50,000                         5.00%          5.25%          4.50%
$50,000 but less than $100,000            4.50%          4.72%          4.00%
$100,000 but less than $250,000           3.50%          3.63%          3.00%
$250,000 but less than $500,000           2.95%          3.04%          2.70%
$500,000 but less than $1,000,000         2.25%          2.31%          2.00%
$1,000,000 or more                        None(a)        None(a)        None

C SHARES (WHEN AVAILABLE)

                                                                        DEALER
                                          SALES LOAD AS % OF         REALLOWANCE
                                         PUBLIC          NET           AS % OF
                                        OFFERING        AMOUNT          PUBLIC
AMOUNT OF INVESTMENT                     PRICE         INVESTED     OFFERING PRICE
--------------------                  -----------    -----------    --------------
Less than $50,000                        None(b)       None(b)          1.00%
$50,000 but less than $100,000           None(b)       None(b)          1.00%
$100,000 but less than $250,000          None(b)       None(b)          1.00%
$250,000 but less than $500,000          None(b)       None(b)          1.00%
$500,000 but less than $1,000,000        None(b)       None(b)          1.00%
$1,000,000 or more                       None(b)       None(b)          1.00%

F SHARES (WHEN AVAILABLE)

                                                                        DEALER
                                          SALES LOAD AS % OF         REALLOWANCE
                                         PUBLIC          NET           AS % OF
                                        OFFERING        AMOUNT          PUBLIC
AMOUNT OF INVESTMENT                     PRICE         INVESTED     OFFERING PRICE
--------------------                  -----------    -----------    --------------
Less than $50,000                         None          None            None
$50,000 but less than $100,000            None          None            None
$100,000 but less than $250,000           None          None            None
$250,000 but less than $500,000           None          None            None
$500,000 but less than $1,000,000         None          None            None
$1,000,000 or more                        None          None            None

(a) There is no front-end sales load on purchases of $1 million or more but a contingent deferred sales load of 1% may apply if a commission was paid to a participating unaffiliated dealer and the shares are redeemed within 12 months from the date of purchase.

(b) A contingent deferred sales load of 1% may apply if a commission was paid to a participating unaffiliated dealer and the shares are redeemed within 12 months from the date of purchase.